                                                           EXHIBIT 99.8(K)(XII)

                  AMENDMENT NO. 9 TO PARTICIPATION AGREEMENT

       The Participation Agreement made and entered into as of the 28/th/ day of March 2002 by and among MFS Variable Insurance Trust ("Trust"), MFS Variable Insurance Trust II (via Joinder Agreement dated May 1, 2011) ("Trust II"), Minnesota Life Insurance Company ("Company"), and Massachusetts Financial Services Company ("MFS"), as amended (the "Participation Agreement"), is hereby amended as follows effective May 1st, 2015:

       WHEREAS, MFS desires to assign all rights and obligations under the Agreement to its affiliate, MFS Fund Distributors, Inc. ("MFD") and MFD and the Company hereby consent to such assignment; and

       WHEREAS, the parties desire to add an open-end management investment company for which MFD serves as principal underwriter.

       NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trusts and MFD hereby agree as follows:

    1. MFS does hereby assign all its rights, duties and obligations under the Agreement to MFD.

    2. MFD for itself and its successors and assigned, hereby agrees to succeed to and to assume and perform all the rights, duties and obligations of MFS under the Agreement.

       3. All references to "Massachusetts Financial Services Company" and "MFS" are hereby replaced with "MFS Fund Distributors, Inc." and "MFD", respectively.

       4. MFS VARIABLE INSURANCE TRUST III, a Delaware statutory trust
("Trust III"), is hereby added as a party and all references to "Trust(s)" now include, as the context may require, Trust III. Trust III hereby agrees to be bound by all terms and conditions set forth in the Agreement, as amended hereby.

       5. Article XII, "Notices," is hereby restated in its entirety as follows:

          ARTICLE XII. NOTICES

          Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

       If to Trusts:

              MFS VARIABLE INSURANCE TRUST I, MFS VARIABLE INSURANCE TRUST II AND MFS
              VARIABLE INSURANCE TRUST III
              111 Huntington Avenue
              Boston, Massachusetts 02199
              email: DLGDSDealerSpt@MFS.com
              Facsimile No.: (617) 954-5182
              Attn: Susan S. Newton, Assistant Secretary

       If to Company:

              MINNESOTA LIFE INSURANCE COMPANY
              400 Robert Street North
              St. Paul, MN 55101
              Facsimile No.: (651)-665-3853
              Attn: General Counsel

       If to MFD:

              MFS FUND DISTRIBUTORS, INC.
              111 Huntington Avenue
              Boston, Massachusetts 02199
              email: DLGDSDealerSpt@MFS.com
              Attn: General Counsel

       4. The first sentence of Section 13.8 is hereby restated as follows:

       "A copy of Trust I and Trust II's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. A copy of Trust III's Declaration of Trust is on file with the Secretary of State of the state of Delaware."

       5. Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

       Except as expressly amended hereby, the Participation Agreement shall continue in full force and effect and unamended.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative:

MINNESOTA LIFE INSURANCE COMPANY                       MFS FUND DISTRIBUTORS, INC.
By its authorized officer and not individually,

By:     /s/ Bruce P. Shay                              By:     /s/ James A. Jessee
        --------------------------                             ------------------------------
Name:   Bruce P. Shay                                  Name:   James A. Jessee
Title:  Executive Vice President                       Title:  President

MFS VARIABLE INSURANCE TRUST                           MASSACHUSETTS FINANCIAL SERVICES
MFS VARIABLE INSURANCE TRUST II                        COMPANY
MFS VARIABLE INSURANCE TRUST III

By:     /s/ Susan Newton                               By:     /s/ Robert J. Manning
        --------------------------                             ------------------------------
Name:   Susan Newton                                   Name:   Robert J. Manning
Title:  Assistant Secretary                            Title:  Director

                                  SCHEDULE A

                      ACCOUNTS, POLICIES, AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT

                                  MAY 1, 2015

                                                                                       TRUST I    TRUST II    TRUST III
                                                                             SHARE   PORTFOLIOS  PORTFOLIOS  PORTFOLIOS
                                                                            CLASSES  APPLICABLE  APPLICABLE  APPLICABLE
NAME OF SEPARATE ACCOUNT              POLICIES FUNDED BY SEPARATE ACCOUNT  AVAILABLE TO POLICIES TO POLICIES TO POLICIES
------------------------              -----------------------------------  --------- ----------- ----------- -----------
Variable Annuity Account              MultiOption Achiever
                                      MultiOption Classic                   Initial
                                      MultiOption Advisor                  Class and  See below   See below   See below
                                      MultiOption Legend                    Service
                                      MultiOption Extra                      Class
                                      MultiOption Guide

Minnesota Life Variable Life Account  Variable Adjustable Life
                                      Variable Adjustable Life -            Initial
                                      Second Death                         Class and  See below   See below   See below
                                      Variable Adjustable Life - Horizon    Service
                                      Variable Adjustable Life Summit        Class
                                      Variable Adjustable Life Survivor

Minnesota Life Variable Universal     Variable Group Universal Life         Initial
Life Account                          Accumulator VUL                      Class and  See below   See below   See below
                                      Premier VUL                           Service
                                      VUL Defender                           Class

   Portfolios Available to Policies:

    VIT I                       VIT II
    -----                       ------
    MFS Global Equity Series    MFS Blended Research Core Equity Portfolio
    MFS Growth Series           MFS Bond Portfolio
    MFS Investors Trust Series  MFS Core Equity Portfolio
    MFS Mid Cap Growth Series   MFS Emerging Markets Equity Portfolio
    MFS New Discovery Series    MFS Global Governments Portfolio
    MFS Research Bond Series    MFS Global Growth Portfolio
    MFS Research Series         MFS Global Research Portfolio
    MFS Total Return Series     MFS Global Tactical Allocation Portfolio
    MFS Utilities Series        MFS Government Securities Portfolio
    MFS Value Series            MFS High Yield Portfolio
                                MFS International Growth Portfolio

                                                 MFS International Value Portfolio
                                                 MFS Massachusetts Investors Growth Stock Portfolio
                                                 MFS Money Market Portfolio
                                                 MFS Research International Portfolio
                                                 MFS Strategic Income Portfolio
                                                 MFS Technology Portfolio

VIT III
-------
                                                 MFS Inflation-Adjusted Bond Portfolio
MFS Blended Research Small Cap Equity Portfolio  MFS Limited Maturity Portfolio
MFS Conservative Allocation Portfolio            MFS Mid Cap Value Portfolio
MFS Global Real Estate Portfolio                 MFS Moderate Allocation Portfolio
MFS Growth Allocation Portfolio                  MFS New Discovery Value Portfolio

   and any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Amendment.